FOR IMMEDIATE RELEASE


Strategia Engages Auditors

October 9, 1998 - Louisville, KY - Strategia Corporation (AMEX: SAA) announced today that it has engaged Carpenter, Mountjoy & Bressler, PSC to audit the consolidated financial statements of Strategia Corporation for the fiscal year ending December 31, 1998.

Carpenter, Mountjoy & Bressler, PSC is a Louisville, Kentucky based regional accounting firm and is a member of the Private Companies and SEC Practice Sections of the American Institute of Certified Public Accountants. Carpenter, Mountjoy & Bressler, PSC is also an independent member of the BDO Seidman Alliance, a nationwide association of independently owned local and regional accounting and consulting firms.

Strategia Corporation is an information technology services company providing disaster recovery, consulting, outsourcing, and millennium services to users of mainframe, midrange and client server computer systems in North America and Europe. Since 1984, Strategia has provided its services to hundreds of large and medium-sized organizations in diverse industries. Strategia's common stock trades on the American Stock Exchange under the symbol "SAA."

Contact:  	Murdock Capital Partners Corp.
212-421-2545
Thomas M. Dean
Luis J. Mejia